UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Aramark

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Commencing on January 17, 2019, Aramark sent the following presentation to a number of its largest institutional investors and used it during discussions with such investors in connection with its upcoming annual meeting of shareholders to be held on January 30, 2019.

Aramark 2019 Annual Meeting January 2019

Forward-Looking Statements This presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including with respect to, without limitation, the benefits and costs of our acquisitions of each of Avendra and AmeriPride and related financings, as well as statements regarding these companies’ services and products and statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “outlook,” "aim," "anticipate," “are or remain or continue to be confident in,” “have confidence,” "estimate," "expect," “will be," "will continue," "will likely result," "project, "intend," "plan," "believe,” see,” “look to” and other words and terms of similar meaning or the negative versions of such words. Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates, financial results and our estimated benefits and costs of our acquisitions are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results or the costs and benefits of the acquisitions include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; disruptions in the availability of our computer systems or privacy breaches; failure to achieve and maintain effective internal controls; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; our ability to successfully integrate the businesses of Avendra and AmeriPride and costs and timing related thereto, the risk of unanticipated restructuring costs or assumption of undisclosed liabilities, the risk that we are unable to achieve the anticipated benefits (including tax benefits) and synergies of the acquisition of AmeriPride and Avendra including whether the proposed transactions will be accretive and within the expected timeframes, the availability of sufficient cash to repay certain indebtedness and our decision to utilize the cash for that purpose, the disruption of the transactions to each of Avendra and AmeriPride and their respective managements; the effect of the transactions on each of Avendra’s and AmeriPride’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties, our ability to attract new or maintain existing customer and supplier relationships at reasonable cost, our ability to retain key personnel and other factors set forth under the headings Item 1A “Risk Factors,” Item 3 “Legal Proceedings” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of our Annual Report on Form 10-K filed with the SEC on November 21, 2018, as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law. Important Disclosure In this presentation, we mention certain financial measures that are considered non-GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes items different than those prepared or presented in accordance with generally accepted accounting principles in the United States. We have prepared disclosures and reconciliations of non-GAAP financial measures that were used in this presentation and may be used periodically by management when discussing our financial results with investors and analysts, which are in the appendix to this presentation. Our fiscal year ends on the Friday nearest September 30 of each year. When we refer to our fiscal years, we say “Fiscal” and the year number, as in “Fiscal 2018” which refers to our fiscal year ending September 28, 2018.

A Global Leader in Food, Facilities & Uniforms

Focused Strategy with Proven Track Record Since IPO

Four key pillars of our strategy…

1
ACCELERATE
GROWTH

through a focus on consumer satisfaction (quality, convenience, health and personalization)

2
ACTIVATE
PRODUCTIVITY

through reinvestments in technology and capabilities focused within food, labor and SG&A

3
ATTRACT & RETAIN
THE BEST TALENT

through fostering an award-winning work environment focused on diversity and inclusion

4
ACHIEVE
PORTFOLIO OPTIMIZATION

through strategic acquisitions to capitalize on synergies and strengthen our competitive position

… Drive strong and consistent results



Adjusted EPS[1]
5 Consecutive Years Double Digit Growth
$1.26
$1.45
$1.57
$1.71
$1.95
$2.25
2013
2014
2015
2016
2017
2018
AOI ($M)
CAGR – 7%
$780
$850
$880
$940
$960
$ 1,110
2013
2014
2015
2016
2017
2018
AOI Margin[1]
Avg. ~25 bps Annual Increase
5.7%
5.9%
6.2%
6.5%
6.6%
7.1%
2013
2014
2015
2016
2017
2018
Sales ($B)
CAGR ~3%[1,2]
$13.9
$14.8
$14.3
$14.4
$14.6
$15.8
2013
2014
2015
2016
2017
2018

[1] Constant currency, as reported in each respective year, adjusted for the impact of the 53rd week in Fiscal 2014, and disclosed in our annual report or proxy statement
[2] Excludes sales from Avendra and AmeriPride

aramark
4

Leadership Team and Compensation Drive Long-Term Growth

Shaping our Leadership for the Future

- In 2012, Aramark embarked on a transformative strategy to become a public company
- The Board identified Eric Foss as the right CEO candidate to take Aramark public and accelerate future growth
  - Experienced executive with a deep understanding of retail strategies and consumer preference matters gained through previous executive-level positions, including CEO roles at Pepsi Beverages Company and The Pepsi Bottling Group
- The Board determined to incentivize Mr. Foss in a way that was consistent with his market value as a high performing CEO and recognizing his unique and specialized skills
- Mr. Foss successfully led the Company through its IPO in 2013 and has continued to generate value for shareholders since
  - TSR has increased 120% since IPO[1]
  - Recently executed two large-scale, complex transactions to acquire Avendra and AmeriPride, which enhance our competitive position across our portfolio and will drive meaningful growth[2]
- While our executive compensation program was established in connection with our IPO, it has evolved since that time:
  - Enhancements have been made to more closely align to the business, increase the weighting of performance components and improve compensation governance *(see pg. 6 for details)*
  - Mr. Foss' annual total compensation has decreased every year for four consecutive years since the IPO, as adjusted EPS and AOI have increased for each of the past four years
  - All incentive-based compensation paid has been the result of achieving rigorous performance metrics and stock price growth

Rigorous Incentive Targets Drive Strong Performance

FY18 Annual Incentive Targets	
Adj. Operating Income	➢ ***Above*** 2017 actual results
Adj. Sales	➢ ***Above*** 2017 actual results
Free Cash Flow	➢ ***Below*** 2017 actual results – adjusted for expected one-time negative impact of recent acquisitions
➢ ***FY19 targets were all set above 2018 actual results***	
FY18 Long-Term Incentive Targets *(for Performance-Based RSUs)*	
Adj. EPS	➢ ***Above*** most recent performance period results
ROIC	➢ ***Below*** most recent performance period results – adjusted for the expected dilutive effect of recent acquisitions
➢ ***FY19 – FY21 targets are consistent with the FY18 – FY20 targets***	

CEO Pay Aligned with Total Shareholder Return[3]



Fiscal Years 2014-2018
$50
$30
$10
$32,422
$21,138
$17,051
$16,325
$15,959
FY14
FY15
FY16
FY17
FY18
= Total CEO Compensation (000's)
= Total Shareholder Return

[1] TSR through September 28, 2018
[2] Avendra closed on December 11, 2017; AmeriPride closed on January 19, 2018
[3] FY14 CEO compensation includes certain IPO-related equity; TSR is as of IPO on December 12, 2013, and sourced from S&P Capital IQ aramark 5

Recent Actions Informed by Shareholder Feedback WHAT WE HEARD WHAT WE DID Compensation Questions and confusion around the TSR Outperformance Award Eliminated the TSR Outperformance Award for the CEO’s 2019 and go forward long-term incentive awards Dislike use of negative discretion in the Annual Incentive Plan Eliminated the structural component of the Annual Incentive Plan that drove consistent use of negative discretion Questions regarding the transparency and rigor of performance targets Provided greater transparency in the CD&A on performance goal-setting process and disclosed 2019 AIP targets Ensure alignment with best practices relating to compensation governance Expanded scope of Clawback Policy Governance Adopt majority voting for director elections Amended bylaws to provide for majority voting for director elections Align with emerging disclosure best practices related to E&S priorities and oversight Broadened the disclosure of sustainability, diversity and cyber risks These enhancements are in addition to other recent changes made in response to shareholder feedback over the last two years: Introducing Free Cash Flow as a metric in the annual incentive program to more closely align to business strategy and communication to investors Increasing the weighting of PSUs to 50% of long-term incentive program (and decreasing emphasis on stock options) Adding ROIC as a metric for PSUs to focus on efficient use of capital Reached out to for engagement 80% Agreed to a call or in-person meeting 65% Comp. Committee Chair participated in meetings 40% Approximate percentage of shares outstanding engaged during fall 2018….

87% Performance-Based 87% Performance-Based Compensation Program Tied to Performance Outcomes Long Term Incentives 50% Performance-Based RSUs 3-year cliff vesting 30% Time Vesting Stock Options Vest ratably over 4 years 20% Time-Vesting RSUs Vest ratably over 4 years 71% Performance-Based RSUs (50%) 3-Year Adjusted EPS: aligns with communication to investors and measures our progress on transformational and strategic initiatives (50%) ROIC: incentivizes the efficient use of capital Metrics are linked to the Company’s long-term strategy Targets are set at difficult levels to drive performance and ensure continued long-term focus from our NEOs Base Salary Annual fixed-cash compensation based on tenure, experience, responsibilities and skill level 13% Reviewed at least annually for all NEOs Benchmarked against market median CEO’s base salary has not increased for 5 consecutive years Annual Incentive 90% Company-Wide Financial Objectives (40%) Adjusted Operating Income (EBIT) (25%) Adjusted Sales (25%) Free Cash Flow 10% Individual Function/Business Objectives Compensation Committee establishes objectives for NEOs that are core to driving growth and value for shareholders 16% Metrics are linked to Company strategy and drive performance Targets are established in line with the Company’s long-term expectations Targets are designed to be challenging, taking into consideration results from the prior year, expectations going forward, and our strategic plan Must attain a threshold level on each performance measure to receive any payout under that portion of the plan ELEMENT DESCRIPTION % CEO PAY METRIC SELECTION AND TARGET SETTING PROCESS

Compensation Committee Adheres to Best Practices What We Do What We Don’t Do Strong pay-for-performance alignment Balanced performance metrics within annual and long-term plans Rigorous goal setting aligned to business strategy Majority of director compensation paid in equity Independent compensation consultant Significant stock ownership guidelines Enhanced clawback provisions Use “single-trigger” change of control provisions Provide tax gross-ups on perquisites Pay dividends on long-term incentives prior to vesting Allow pledging, hedging and short-sale transactions Encourage unreasonable risk-taking Grant equity awards discounted at values below 100% of fair market value Reprice stock options

CEO Leadership Corporate Finance / M&A Experience Financial Acumen & Expertise Industry Background International Experience Operations Management Expertise Public Company Board Service Senior Management Leadership Strategic Leadership Technology Background / Expertise Highly Engaged and Qualified Director Nominees DIVERSITY 5 1-3 years 4 4-6 years 1 7+ years 4 yrs. Average Tenure Our ten director nominees possess extensive leadership experience and relevant expertise; our Board undergoes an annual self-assessment to ensure continued alignment of skills and experience to our business 3 Women / 2 Ethnically Diverse TENURE SKILLS, EXPERIENCE, AND BACKGROUND New Directors Elected Women Directors Elected Ethnically Diverse Directors Elected Independent Directors Added BOARD REFRESHMENT Since IPO Sanjeev Mehra, who currently serves as our Lead Director, will not stand for re-election this year Stephen Sadove has been appointed as our new Lead Director by the independent directors, effective at the time of the Annual Meeting 7 2 3 7 2019 BOARD LEADERSHIP UPDATES Note: Statistics on page reflect director nominees for election at the 2019 Annual Meeting

Strong Governance Practices and Balanced Board Leadership Best Practices 90% 90% of Board is independent1 Strong lead independent director role Proxy access (3% /3 years /2 directors or 20% of Board / 20 aggregation limit) Robust director nominee selection process considers diversity of skills, backgrounds and experiences Ongoing shareholder engagement program Annual board self-assessment and board skills and experience assessment Strong Lead Independent Director Role Our Lead Director: Presides at all meetings of the Board at which the Chairman & CEO is not present, including executive sessions; Establishes agendas and materials for Board meetings; Serves as principal liaison between the independent directors and the Chairman & CEO; Calls meetings of independent directors; If requested by shareholders, ensures he is available for consultation and direct communication; Participates in the Board’s annual self-evaluation and provides Board-related performance feedback to the Chairman & CEO; Participates in the annual review of feedback related to the Chairman & CEO’s performance and leadership succession; Performs other duties as the Board may specify 1 Reflects independence level of director nominees at 2019 Annual Meeting

Reconciliation of GAAP and Non-GAAP Financial Measures The Company reports its financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide additional financial information that is meaningful and uses these measures to help evaluate operational results and make financial, operating and planning decisions. We believe these non-GAAP measures should be considered by investors and others when reviewing the Company’s performance. Selected Operational and Financial Metrics   Constant Currency Sales Constant Currency Sales represents sales growth, adjusted to eliminate the impact of currency translation.   Legacy Business Sales Legacy Business Sales represents sales excluding the impact of currency translation and the sales of AmeriPride and Avendra. Adjusted Operating Income Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the “2007 LBO”); the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; merger and integration charges and other items impacting comparability. Adjusted Operating Income (Constant Currency) Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation. Adjusted Net Income Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 LBO; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; share-based compensation; merger and integration charges; the effects of refinancings on interest and other financing costs, net; the impact of tax reform and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the U.S. is calculated at the local country tax rate. Adjusted Net Income (Constant Currency) Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation. Adjusted EPS Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding. Adjusted EPS (Constant Currency) Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation. Covenant Adjusted EBITDA Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision (benefit) for income taxes; depreciation and amortization; and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. The Company also uses Net Debt for its ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents. Free Cash Flow Free Cash Flow represents net cash provided by operating activities less net purchases of property and equipment, client contract investments and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company. We use Constant Currency Sales, Adjusted Operating Income (including on a constant currency basis), Covenant Adjusted EBITDA, Adjusted Net Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis) and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to sales, operating income, net income or earnings per share, determined in accordance with GAAP. Constant Currency Sales, Adjusted Operating Income, Covenant Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules Amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the 2007 Leveraged Buy-out –adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel. Share-based compensation – adjustments to eliminate compensation expense related to the Company’s issuances of share-based awards and the related employer payroll tax expense incurred by the Company when employees exercise in the money stock options or vest in restricted stock awards. Severance and other charges – adjustments to eliminate severance expenses and other costs incurred in the applicable period related to streamlining initiatives ($36.6 million for fiscal 2018 and $18.4 million for fiscal 2017), adjustments to eliminate consulting costs incurred in the applicable period related to streamlining initiatives ($20.2 million for fiscal 2018 and $3.1 million for fiscal 2017), incurring duplicate rent charges to build out and ready the Company’s new headquarters while occupying its existing headquarters ($7.7 million for fiscal 2018) and other charges ($3.1 million for fiscal 2018 and $6.8 million for fiscal 2017). Merger and Integration Related Charges - adjustments to eliminate merger and integration charges primarily related to the Avendra and AmeriPride acquisitions, including deal costs, costs for transitional employees and integration related consulting costs ($78.1 million for fiscal 2018) and other deal costs. Gains, losses and settlements impacting comparability – adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for income/loss from prior years’ loss experience under our casualty insurance program ($14.9 million gain for fiscal 2018 and $6.5 million gain for fiscal 2017), pension plan charges ($5.0 million loss for fiscal 2018), charges related to a joint venture liquidation and acquisition ($7.5 million for fiscal 2018), expenses related to acquisition costs ($2.1 million for fiscal 2017), charges related to hyperinflation in Argentina ($3.8 million for fiscal 2018), certain consulting costs ($1.0 million for fiscal 2018 and $3.7 million for fiscal 2017), certain environmental charges ($5.0 million for fiscal 2018) and the impact of the change in fair value related to certain gasoline and diesel agreements ($0.2 million gain for fiscal 2018 and $0.4 million loss for fiscal 2017). Effect of currency translation – adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period. Effect of refinancing on interest and other financing costs, net – adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs and debt discounts. Effect of tax reform on provision for income taxes - adjustments to eliminate the impact of tax reform that is not indicative of our ongoing tax position based on the new tax policies and certain other adjustments. Tax Impact of Adjustments to Adjusted Net Income – adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the local country tax rate for adjustments in jurisdictions outside the U.S.

Aramark and Subsidiaries: Reconciliation of Non-GAAP Measures Adjusted Consolidated Operating Income Margin (Unaudited) ($ in thousands)

Aramark and Subsidiaries: Reconciliation of Non-GAAP Measures Adjusted Net Income & Adjusted EPS (Unaudited) (In thousands, except per share amounts)

Aramark and Subsidiaries: Reconciliation of Non-GAAP Measures Legacy Business Sales – Constant Currency (Unaudited) ($ in thousands)